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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of WildHorse Resource Development Corporation ("WildHorse") on Form S-3 of our report dated June 27, 2017 relating to the statements of revenues and direct operating expenses of the oil and natural gas properties of Admiral A. Holding, L.P., TE Admiral A. Holding L.P., and Aurora C-I Holding L.P., under common control of KKR EIGF LLC, for the period from September 11, 2014 through December 31, 2014, and for the years ended December 31, 2015 and 2016 (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to financial presentation and an other matter paragraph relating to required supplemental information), incorporated by reference in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas
June 7, 2018

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  Exhibit 23.5
CONSENT OF INDEPENDENT AUDITORS